UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K/A
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 20, 2009 / January 20, 2009
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Lincoln Educational Services Corporation
(Exact Name of Registrant as Specified in Charter)
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New Jersey	000-51371	57-1150621
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Executive Drive, Suite 340		07052
West Orange, New Jersey 07052 (Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 736-9340

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On January 26, 2009, Lincoln Educational Services Corporation (the “Company”) filed a Current Report on Form 8-K announcing, among other things, that the Company, through its wholly owned subsidiary Lincoln Technical Institute, Inc. (“LTI”) and LTI’s wholly owned subsidiary NN Acquisition LLC, entered into a stock purchase agreement with Brad Baran, UGP Education Partners, LLC, Merion Investment Partners, L.P  and, for certain limited purposes only, UGPE Partners Inc., to purchase all of the outstanding shares of Hospitality Acquisition Corporation (“Clemens”) for $3 million in cash, subject to certain adjustments on and after the date of the agreement.

On April 20, 2009, the Company completed the acquisition of Clemens, for an adjusted purchase price of approximately $2.8 million in cash, subject to further customary post closing adjustments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN EDUCATIONAL SERVICES CORPORATION

Date: April 24, 2009

	By:	/s/ Cesar Ribeiro
		Name:	Cesar Ribeiro
		Title:	Senior Vice President, Chief Financial
Officer and Treasurer